                                                                    EXHIBIT 23.6


                CONSENT OF McDONALD & COMPANY SECURITIES, INC.


        We consent to the inclusion in the Joint Proxy Statement/Prospectus of FirstFederal Financial Services Corp and Summit Bancorp of the use of the form of our opinion and to the summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of Financial Advisor". Further, we consent to all references to our firm in such Joint Proxy Statement/Prospectus.

                                       /s/ McDonald & Company Securities, Inc.
                                       McDONALD & COMPANY SECURITIES, INC.


Cleveland, Ohio
April 7, 1997